UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2015

TELUPAY INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Island House
Peter Street
St. Helier, Jersey, Channel Islands JE4 8SG
(Address of principal executive offices)

+44 (0) 1534 789999
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

Previous independent registered public accounting firm

            On February 10, 2015, Telupay International Inc. (the "Registrant" or the "Company") was notified by L.L. Bradford & Company, LLC ("Bradford") that Bradford resigned as the Registrant's independent registered public accounting firm. Except as noted in the paragraph immediately below, the reports of Bradford on the Company's  financial statements for the years ended March 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

            The reports of Bradford on the Company's financial statements as of and for the years ended March 31, 2014 and 2013 contained explanatory paragraphs which noted that there was substantial doubt as to the Company's ability to continue as a going concern as the Company has negative working capital that raises doubt about its ability to continue as a going concern.

            During the years ended March 31, 2014 and 2013 and through February 10, 2015, the Company has not had any disagreements with Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bradford's satisfaction, would have caused them to make reference thereto in their reports on the Company's financial statements for such periods.

            During the years ended March 31, 2014 and 2013 and through February 10, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company's internal control over financial reporting identified in the Company's Annual Report on Form 10-K for the fiscal years ended March 31, 2014 and 2013.

            The Company provided Bradford with a copy of this disclosure set forth under this Item 4.01 and requested Bradford to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Bradford is attached hereto as Exhibit 16.1.

New independent registered public accounting firm

            On February 10, 2015 (the "Engagement Date"), the Company engaged RBSM, LLP ("RBSM") as its independent registered public accounting firm for the Company's fiscal year ended March 31, 2015. The decision to engage RBSM as the Company's independent registered public accounting firm was approved by the Company's Board of Directors (the Company does not have a designated Audit Committee).

            During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

    the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

    any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit
16.1	Letter from L.L. Bradford & Company, LLC (filed herewith).

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELUPAY INTERNATIONAL INC.

Date: February 12, 2015	By:	/s/ Adrian Crawford Ansell
Adrian Crawford Ansell
President, Chief Executive Officer and a director